Exhibit 99.1

SUBSCRIPTION AGREEMENT

Metalex Resources, Inc.
1811 East 17th Aveune
Spokane, WA 99203

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of METALEX RESOURCES, INC. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Sergei Stytsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Stytsenko.

MAKE CHECK PAYABLE TO: METALEX RESOURCES, INC.

Executed this _____ day of ___________________, 2004.

___________________________________	_________________________________________
Signature of Purchaser
___________________________________

___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

METALEX RESOURCES, INC.

By:	__________________________

Title:	__________________________